Exhibit 99.2

News

Open Text and Gauss Announce Acquisition Agreement

Combination Creates a Comprehensive ECM Suite

Waterloo, ON—2003-08-27—Open Text(TM) Corporation (Nasdaq: OTEX, TSX: OTC) and Gauss Interprise (Deutsch Bourse: GSOGa.de) today announced that a wholly owned subsidiary of Open Text will acquire the common shares of Gauss for cash by way of agreement with certain of the shareholders, who will hold 73 percent of the shares at closing after conversion of indebtedness and a tender offer for the balance of the shares. Total cash consideration for the shares is expected to be approximately US $11 million. Open Text expects that the transaction will close, subject to certain conditions, in the second quarter of Fiscal Year 04 (the quarter ending December, 2003).

Open Text confirms Q1 (September, 2003 quarter) guidance is unchanged as the tender offer will not be completed until Q2. Based on a successful completion of the tender offer, Open Text will be increasing its guidance for Fiscal Year 04 to $225 million and $1.32 eps from $215 million and $1.30 eps to reflect the partial year inclusion of Gauss results. Open Text expects the transaction to be accretive to earnings.

Together, the companies will present a powerful combination in the market for enterprise content management (ECM) software, with Gauss adding its extensive Web content management, and high-throughput business process management solutions to Open Text’s Livelink suite and its integrated collaboration and content management capabilities.

Gauss (www.gaussvip.com) is Europe’s leading developer of Web content management software, serving more than 1,100 customers worldwide through headquarters in Hamburg, Germany, and Irvine, CA. Gauss’ advanced Web content management solutions are used for high-profile Websites of major global customers such as BMW, USA Today and Korean Air. Through its Irvine office, Gauss provides Integrated Document and Output Management (IDOM) software for ERP systems. These products automate processes such as invoicing, ordering and insurance claims, allowing customers to convert large volumes of paper into electronic documents via imaging technology and processing them through highly structured workflows.

“This agreement brings us the expertise of the Gauss team and the ability to combine leading complementary technologies,” said Tom Jenkins, Chief Executive Officer of Open Text. “Once we have completed the acquisition, we will work with the Gauss team to integrate operations, while continuing to support Gauss customers. Over the long term, we will be well positioned to deliver the most complete ECM suite in the industry at a time when customers are looking for more integrated solutions from fewer software vendors.”

“By joining with Open Text, a leader in delivering integrated collaboration and content management, we can offer new applications, support and services to our customers,” said Ron Vangell, Chief Executive Officer of Gauss. “It is clearly the right move for both companies to position us for future growth in a sector of the software market that is changing rapidly.”

Complementary Technologies

For Web content management, the companies’ solutions will offer customers a complete range of capabilities for corporate Websites, intranets and extranets. Gauss’ VIP ContentManager offers sophisticated site management features to meet the demands of dynamically changing, high-value, high-profile corporate Websites. The product complements and extends Open Text’s Livelink for Content Management and its tight integration of sophisticated collaborative tools for developing, reviewing and publishing content to intranets and extranets.

Gauss’ IDOM product line extends Open Text’s IDOM offerings and complements Livelink’s workflows, which are designed to apply business processes to the unstructured content companies maintain in Livelink to improve collaboration. Gauss also extends Open Text’s ERP connectors by adding J.D. Edwards and a variety of ERP applications on IBM AS/400 systems to existing connectors for PeopleSoft.

Teleconference Call

Open Text invites the public to listen to the company’s teleconference call discussing the acquisition agreement.

Date:	Wednesday, August 27, 2003

Time:	10:00 a.m. ET / 7:00 a.m. PT

Length:	30 minutes

Where:	416-640-1907

Please dial the above number approximately 10 minutes before the teleconference is scheduled to begin. The operator will take your name and connect your line with the meeting.

Replay will be available beginning August 27, 2003 from 12:00 p.m. ET thru 9:59 a.m. on September 10, 2003. Call in is 416 640 1917, pass code is 21016268.

For more information and playback instructions: www.opentext.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” relating to the proposed acquisition of Gauss, Inc. and the future performance of Open Text Corporation (the “Company”). Forward-looking statements are neither promises nor guarantees, but are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Gauss or the Company, or developments in Gauss’s or the Company’s business or its industry, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to:

1.	risks involved in whether and when the proposed acquisition will be completed and, if completed, in the integration of Gauss into the Company;

2.	expected cost savings from the acquisition may not be fully realized or realized within the expected time frame;

3.	revenue of the combined company may be lower than expected;

4.	the possibility of technical, logistical or planning issues in connection with deployments;

5.	costs or difficulties related to obtaining stockholder approval for completing the acquisition, if obtained at all, and, following the acquisition, the integration of the companies may be more difficult than expected;

6.	legislative or regulatory changes may adversely affect the businesses in which the companies are engaged; and

7.	changes may occur in the securities or capital markets.

More detailed discussion of these and other important risk factors can be found in the sections entitled “Business”, “Quantitative and Qualitative Disclosure About Market Risk” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in documents filed by Gauss with the Securities and Exchange Commission (the “SEC”), and by the Company with the SEC, the Ontario Securities Commission and other securities regulatory authorities across Canada, including the Company’s Report on Form 10-K for the fiscal year ended June 30, 2001. Forward-looking statements in this press release are based on management’s beliefs and opinions at the time the statements are made, and there should be no expectation that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and the Company and Gauss disavow and disclaim any obligation to do so. [Note to reader: the original version of this press release indicated that Gauss had filed with the SEC a Report on Form 10-K/A for the fiscal year ended December 31, 2001, which reference was not correct and has been deleted.]

About Gauss

Gauss (www.gaussvip.com) provides Enterprise Content Management (ECM) software solutions to help organizations enhance cost control, productivity, and information sharing across distributed locations. Gauss’ integrated ECM solutions include document imaging; enterprise report management (ERM/COLD); workflow; Web content management; as well as enterprise portal and application integration capabilities. These capabilities help enterprises put unstructured content sources to work across departmental and geographic boundaries, adding value to the people, processes, portals, and applications that require them. The modularity, and scalability of Gauss ECM solutions gives organizations the flexibility to address both departmental goals, as well as more complex, enterprise-wide ECM strategies. Gauss is co-headquartered in Irvine, CA. and Hamburg, Germany and has over 1,100 unique customers worldwide, including BMW, IEEE, Korean Air, and USA Today.

About Livelink

Livelink is a leading software product in enterprise content management (ECM) for the global enterprise. Its richly-featured enterprise services are based upon a unique combination of integrated collaboration and content management tools which include virtual team collaboration, business process automation, enterprise group scheduling and information retrieval services, all tightly integrated into a solution that is easily customized and extended. Livelink is essential to the effective management and development of communities of interest that span organizations and industries. For everything from the creation of complex e-community relationships to the automation of simple e-business processes, Livelink delivers true dynamic collaboration between individuals, organizations and large trading communities. Livelink servers are fully Web-based and open-architected to ensure rapid deployment and easy access to its full functionality through a standard Web browser. For more information, visit www.opentext.com/livelink

About Open Text

Since 1991, Open Text Corporation has delivered innovative ECM software that brings people together to share knowledge, achieve excellence, deliver innovation, and enhance processes. Its legacy of innovation began with the successful deployment of the world’s first search engine technology for the Internet. Today, as the leading global supplier of collaboration and content management software for the enterprise, Open Text supports fifteen million seats across 10,000 corporate deployments in 31 countries and 12 languages throughout the world. As a publicly traded company, Open Text manages and maximizes its resources and relationships to ensure the success of great minds working together. For more information, visit www.opentext.com.

Trademark

Copyright © 2003 by Open Text Corporation. LIVELINK and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners. Gauss and Gauss VIP are trademarks or registered trademarks of Gauss, Inc. All other trademarks are the property of their respective owners.

For more information, please contact

Anne Marie Rahm

Director, Investor Relations

Open Text Corporation

+1-617-204-3359

arahm@opentext.com

Richard Maganini

Director, Public Relations

Open Text Corporation

+1-847-267-9330 ext.4266

rmaganin@opentext.com

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com